UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  May 2, 2007 (May 1, 2007)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

            On May 1, 2007, Gerald Tsai, Jr. and Stanley R. Zax each informed the Board of Directors of Sequa Corporation, a Delaware corporation (the “Company”) that he has resigned from the Board and has decided not to stand for re-election to the Company’s Board of Directors at the 2007 Annual Meeting of Stockholders, which is scheduled to be held on May 3, 2007, and is therefore withdrawing his nomination for election to the Board.  A copy of the press release announcing this matter is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01        Other Events.

            On May 2, 2007, the Board of Directors elected Gail Binderman to the position of Chairman of the Board following the resignation of Mr. Tsai.  The Board also elected Ms. Binderman as a member of the Executive Committee of the Board.  A copy of the press release announcing Ms. Binderman’s election is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

            (c)        Exhibits.  The following exhibits are filed herewith and incorporated herein by reference:

            99.1     Press release of the Registrant dated May 1, 2007.

            99.2     Press release of the Registrant dated May 2, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        SEQUA CORPORATION

                                                                        By: /s/ Martin Weinstein

                                                                              Martin Weinstein

                                                                              Vice Chairman and

                                                                              Chief Executive Officer

Dated:  May 2, 2007